Exhibit 4.1

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT IT TEN TTEE - as tenants in common - as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common trustee under Agreement dated UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE. of the ordinary shares Shares represented by this certificate and do hereby irrevocably constitute and appoint attorney, to transfer the said shares on the books of the within-named corporation with full power of substitution in the premises. DATED NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. SIGNATURE GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROOKERS,SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.